                                                                    EXHIBIT 4.19

                         WEATHERFORD INTERNATIONAL, INC.

                         1998 EMPLOYEE STOCK OPTION PLAN
                AS AMENDED ON SEPTEMBER 28, 1999, APRIL 14, 2000,
                       JULY 5, 2000 AND SEPTEMBER 12, 2001

                                TABLE OF CONTENTS

                                                                                                            Section
                                                                                                            -------
ARTICLE I - PLAN

         Purpose................................................................................................1.1
         Effective Date of Plan.................................................................................1.2

ARTICLE II - DEFINITIONS

         Affiliate..............................................................................................2.1
         Board of Directors.....................................................................................2.2
         Code...................................................................................................2.3
         Committee..............................................................................................2.4
         Company................................................................................................2.5
         Disinterested Person...................................................................................2.6
         Employee...............................................................................................2.7
         Fair Market Value......................................................................................2.8
         Nonqualified Option....................................................................................2.9
         Option................................................................................................2.10
         Option Agreement......................................................................................2.11
         Plan..................................................................................................2.12
         Stock.................................................................................................2.13


ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO OPTIONS

         Authority to Grant Options ............................................................................4.1
         Dedicated Shares.......................................................................................4.2
         Non-Transferability....................................................................................4.3
         Requirements of Law....................................................................................4.4
         Changes in the Company's Capital Structure.............................................................4.5

ARTICLE V - OPTIONS

         Type of Option.........................................................................................5.1
         Option Price...........................................................................................5.2
         Duration of Options....................................................................................5.3
         Amount Exercisable.....................................................................................5.4
         Exercise of Options....................................................................................5.5
         Exercise Following Termination of Employment...........................................................5.6
         Substitution Options...................................................................................5.7
         No Rights as Stockholder...............................................................................5.8

ARTICLE VI - ADMINISTRATION

ARTICLE VII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII - MISCELLANEOUS

         No Establishment of a Trust Fund.......................................................................8.1
         No Employment Obligation...............................................................................8.2
         Forfeiture ............................................................................................8.3
         Tax Withholding........................................................................................8.4
         Written Agreement......................................................................................8.5
         Indemnification of the Committee and the Board of Directors............................................8.6
         Gender.................................................................................................8.7
         Headings...............................................................................................8.8
         Other Compensation Plans...............................................................................8.9
         Other Options or Awards...............................................................................8.10
         Governing Law.........................................................................................8.11

                                   ARTICLE I.

                                      PLAN

         1.1 PURPOSE. This Plan is a plan for certain employees of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 EFFECTIVE DATE OF PLAN. This Plan is effective September 8, 1998.


                                   ARTICLE II.

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.4 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors.

         2.5 "COMPANY" means Weatherford International, Inc.

         2.6 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Option is granted.

         2.7 "EXECUTIVE OFFICER" means a "officer" of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934.

         2.8 "FAIR MARKET VALUE" of the Stock as of any date means (a) the closing sales price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the closing sales price of the Stock on that date as reported on the New York Stock Exchange; or (c) if the Stock is not listed on the New York Stock Exchange, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to the (x) the average between the closing bid and ask prices per Share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in its sole discretion.

         2.9 "NONQUALIFIED OPTION" means an option granted under this Plan which is not intended to satisfy the requirements of Section 422 of the Code.

         2.10 "OPTION" means a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.11 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.12 "PLAN" means the Weatherford International, Inc. 1998 Employee Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.13 "STOCK" means the common stock of the Company, $1.00 par value (or such other par value as may be designated by act of the Company's stockholders) or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.


                                  ARTICLE III.

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Nonqualified Options shall be all employees of the Company or any of its Affiliates. Grants will be made to such of those employees who are eligible to participate as the Committee shall determine from time to time. The Committee may designate one or more individuals who shall be eligible to receive any Option under this Plan or under other similar plans of the Company.

                                   ARTICLE IV.

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant to those employees of the Company or any of its Affiliates, as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an employee of the Company or any of its Affiliates shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 22,000,000 shares. The shares of Stock that may be issued to employees who are not Executive Officers may be either treasury shares or authorized but unissued shares. The shares of Stock that may be issued to Executive Officers may be treasury shares or, if necessary to permit the issuance of shares upon the exercise of an Option to an Executive Officer, subject to the receipt of all necessary approvals by the stockholders of the Company, authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

         In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable, during the Employee's lifetime, only by the Employee

         4.4 REQUIREMENTS OF LAW.

         (a) In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

                "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         (b) The Company shall (i) reserve a number of authorized but unissued shares of Stock sufficient to satisfy its obligations hereunder and (ii) shall reserve or acquire such number of treasury shares of Stock as may be necessary from time to time to allow any vested Options that are required to be satisfied with treasury shares to be exercised.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and
(b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

         If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) in an amount per share of Common Stock equal to $1.00 per share of Common Stock (as the same may be adjusted from time to time by the Board of Directors to reflect the effect of changes in capitalization) and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph, but including stock or other securities of any corporation or other entity owned by the Company), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. In the event such adjustment would result in the Option Price being less than the par value of a share of Common Stock but for the foregoing proviso, the terms of the Option shall be appropriately adjusted so as to maintain the economic value of the Option, including through an adjustment to the number of shares of Common Stock subject to the Option and through a provision allowing the holder of the Option to receive the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock for each share of Common Stock that may be purchased on the exercise of the Option. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. In addition, in the event the Company distributes shares or other securities of a subsidiary corporation or other entity to the holders of the Common Stock, the Board of Directors may, in lieu of the adjustment provided above, either (i) make provision allowing the holder of the Option to receive the shares or securities of the corporation or entity that are subject to the distribution in addition to the shares of the Common Stock subject to the Option or (ii) adjust the exercise price and number of shares subject to the Option in a manner deemed appropriate to maintain the economic value of the Option. In the case of an adjustment pursuant to clause (i), separate option agreements covering each security may be used, with the Option Price to be allocated between the securities. Comparable adjustments shall be made in the event of successive distributions of the character described above.

         If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Fair Market Value (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Fair Market Value (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common

Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

         If there is a merger of one or more corporations or entities with or into the Company in which the Company is not the sole survivor or there is an exchange, conversion or modification to the ownership of the then outstanding shares of Common Stock of the Company, a consolidation of the Company and any one or more corporations or entities, a statutory share or interest exchange in which all of the Common Stock is acquired or any other similar business combination with respect to the Company in which the Common Stock is acquired by a third party, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then represent the right to purchase, the number and class of shares of stock or other securities, assets or other property, including cash, to which the optionee would have been entitled to receive or continue to hold pursuant to the terms of the agreement of merger, consolidation, share or interest exchange or other similar transaction if at the time of such merger, consolidation, share or interest exchange such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then represent the right to purchase. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations, share or interest exchanges or other transactions of the character described above.

         If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation or entity while an Option remains in whole or in part unexercised, it may be cancelled by the Board of Directors as of the effective date of any such corporate transaction but before the date each optionee shall be provided with a notice of such cancellation and each optionee shall have the right to exercise such Option in full (without regard to any limitations on exercise set forth in or imposed by the option agreement pursuant to which such Option was granted as contemplated by Paragraph 9 of the Plan) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

         In the event (i) the Company were to distribute to its stockholders or otherwise divest of a majority of the stock of a subsidiary corporation that is the principal employer of the Employee and (ii) following such distribution or divestment the stock of the subsidiary corporation or any parent corporation of such subsidiary corporation is listed or authorized for listing on a national securities exchange or authorized for quotation on the NASDAQ national market (or successor market), the Board of Directors may, but shall not be required to, adjust the terms of the Option to provide that such Option shall only represent a right to purchase shares in such subsidiary corporation or parent corporation and the number of shares and exercise price will be appropriately adjusted so as to maintain the economic value of the Option. This adjustment would be in lieu of any adjustment that might otherwise be required under this Section 4.5 for that transaction.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.


                                   ARTICLE V.

                                     OPTIONS

         5.1 TYPE OF OPTION. All Options granted under this Plan shall constitute Nonqualified Options.

         5.2 OPTION PRICE. The price at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under a Nonqualified Option may be more or less than 100% of Fair Market Value on the date of grant.

         5.3 DURATION OF OPTIONS. Unless otherwise provided in an Option Agreement, no Option shall be exercisable after one day less than 10 years from the date the Option becomes first exercisable.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised by an Employee from time to time, in whole or in part, after three years from the date of grant, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding under the terms of this Plan. Unless otherwise provided in an Option Agreement, (a) in the case of death or disability within three years of the date of grant, while the optionee is an Employee, each Option shall become immediately exercisable as described in Section 5.6, and (b) in the case of retirement by an Employee within three years of the date of grant, each Option shall become exercisable as described in Section 5.6.

         5.5 EXERCISE OF OPTIONS. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered,
(ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

         Unless otherwise provided in an Option Agreement, if, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option price of such shares of stock,
(ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then such optionee may deliver to the Company, in payment of the Option price of the shares of stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company), and (y) if the Option price of the shares of stock with respect to which such Option is to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of stock in payment of the Option price of the shares of stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Committee to accept such shares of stock. Unless otherwise provided in the Option Agreement, the Company, upon approval of the Committee and in its sole discretion, upon the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then Fair Market Value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 5.5, of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Section, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

         5.6 EXERCISE FOLLOWING TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option Agreement or other written agreement with the Employee that provides otherwise, Options shall terminate as follows:

             SEVERANCE OF EMPLOYMENT. If the Employee severs employment from the Company and all Affiliates prior to three years from the date such Options were granted, for any reason, with or without cause, other than for death, retirement under the then established rules of the Company, or severance for disability, all such Options shall terminate and be immediately forfeited, and not be exercisable. If the Employee severs employment from the Company and all Affiliates for any reason, with or without cause, other than for death, retirement under the then established rules of the Company, or severance for disability on or after three years from the date such Options were granted, the Options shall continue in effect until the date such Options are otherwise due to expire in accordance with Section 5.3, unless it is expressly provided otherwise in the Option Agreement or other written agreement with the Employee that provides otherwise. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

             In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

             DEATH. If the Employee dies prior to three years from the date such Options were granted, the Options shall continue in effect until 10 years following the date of the Employee's death, unless it is expressly provided otherwise in the Option Agreement. If the Employee dies on or after three years from the date such Options were granted, the Option shall continue in effect until the date the Option is otherwise due to expire in accordance with Section 5.3, unless it is expressly provided otherwise in the Option Agreement. After the death of the Employee, the Employee's executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration to exercise it.

             RETIREMENT. If the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, prior to three years from the date such Options were granted, the Employee shall vest in the number of Options determined by multiplying the number of Options granted to the Employee by a fraction, the numerator of which is the

Employee's total whole years of service since the Options were granted and the denominator of which is three. With respect to these vested Options, the Options shall be exercisable until 10 years following the date of the Employee's retirement in accordance with this Section 5.6, unless it is expressly provided otherwise in the Option Agreement. If the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company on or after three years from the date such Options were granted, such Options shall continue until the date the Options are otherwise due to expire in accordance with Section 5.3, unless it is expressly provided otherwise in the Option Agreement.

             DISABILITY. If the Employee shall be severed from the employ of the Company for disability prior to three years from the date such Options were granted, the Options shall be immediately exercisable and continue in effect until 10 years following the date he severed from the employ of the Company for disability, unless it is expressly provided otherwise in the Option Agreement. If the Employee shall be severed from the employ of the Company for disability on or after three years from the date such Options were granted, the Options shall continue in effect until the date the Options are otherwise due to expire in accordance with Section 5.3, unless it is expressly provided otherwise in the Option Agreement.

         5.7 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, conditioned upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.8 NO RIGHTS AS STOCKHOLDER. No Employee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE VI.

                                 ADMINISTRATION

         This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under this Plan, subject to the express terms of any outstanding Option or other agreement with an Employee, the

Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                           1. determine the Employees to whom and the time or
                  times at which Options will be made,

                           2. determine the number of shares and the purchase
                  price of Stock covered in each Option, subject to the terms of this Plan,

                           3. determine the terms, provisions and conditions of
                  each Option, which need not be identical,

                           4. accelerate the time at which any outstanding
                  Option may be exercise,

                           5. define the effect, if any, on an Option of the
                  death, disability, retirement, or termination of employment of the Employee,

                           6. prescribe, amend and rescind rules and regulations
                  relating to administration of this Plan, and

                           7. make all other determinations and take all other
                  actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII.

                        AMENDMENT OR TERMINATION OF PLAN

                The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion subject to the rights of holders of outstanding Options at the time of such amendment, termination or suspension.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

                8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under this Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

                8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

                The decision of the Committee as to the cause of the Employee's discharge, the damage done to the Company or an Affiliate, and the extent of the Employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

                8.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Employee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise . The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold. The Company may also allow for the retention of shares of Stock issuable upon the exercise of Options to satisfy such withholding.

                8.4 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Employee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable.

                8.5 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the

Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

                8.6 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

                8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

                8.8 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans or arrangements, including any employment, change of control or severance agreements, in effect with or for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

                8.9 OTHER OPTIONS. The grant of an Option shall not confer upon the Employee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Employees, or the right to receive future Options upon the same terms or conditions as previously granted.

                8.10 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware.

                         WEATHERFORD INTERNATIONAL, INC.
                         1998 EMPLOYEE STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         Under the terms and conditions of the Weatherford International, Inc. 1998 Employee Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated in this Agreement by reference, Weatherford International, Inc. (the "Company") grants to ____________ (the "Optionee") the option to purchase ________ shares of the Company's Common Stock, $1.00 par value, at the price of $_______ per share, subject to adjustment as provided in the Plan (the "Option") as follows:

         1. Grant. (a) The Company hereby grants to the Optionee the Option effective as of _____, 200_ (the "Date of Grant"). The Company and the Optionee agree that the Option shall be subject to the terms of this Agreement and the Plan. The Company and Optionee further agree that this Agreement, together with the Plan, sets forth the complete terms of the Option as in effect on the date hereof. To the extent the terms of this Agreement and the Option vary with the terms of the Plan, the terms of this Agreement and the Option shall prevail and this Agreement shall be deemed an amendment to the Plan to the extent necessary to permit the grant of the Option.

         (b) Subject to the terms and conditions of this Agreement and the Plan, the Option provides the Optionee with the option to purchase ______ shares of Common Stock at a price of $____ per share (the "Option Price").

         (c) The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference.

         (d) The Option is considered to be a non-statutory option and is not intended to be an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         (e) Subject to earlier vesting (i) in the event of a "Change in Control" as provided in Section 1(f) hereof, or (ii) due to death, disability or retirement within four years from the Date of Grant as provided for in Section 6 hereof, the Option shall become exercisable following four years from the Date of Grant. No Option however, shall be exercisable after one day less than 10 years from the date the option becomes first exercisable.

         (f) The Option shall become fully vested and immediately exercisable with respect to all of the shares subject to the Option upon the occurrence of a Change in Control (as defined herein). For purposes of this Agreement, a Change in Control shall mean the occurrence of one or more of the following events: (i) any "person", including a "group", as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, other than an affiliate of the Company as of the Date of Grant, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") and immediately after giving effect to the Corporate Transaction either (A) less than 65% of the outstanding voting securities of the Company or the entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such Corporate Transaction or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such Corporate Transaction, the stockholders of the Company as of such record date, or (B) the Board of Directors, or similar governing body, of the Company or the entity resulting from the Corporate Transaction does not have as a majority of its members the persons specified in clause (iii)(A) and (B) below; (iii) if at any time the following do not constitute a majority of the Board of Directors of the Company (or any entity resulting from a Corporate Transaction): (A) persons who are directors of the Company on the Date of Grant and (B) persons who, prior to their election as a director of the Company (or any entity resulting from a Corporate Transaction if applicable), were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company; (iv) persons who are directors of the Company as of the beginning of any calendar year cease to constitute a majority of the members of the Board of Directors at any time during that calendar year; or (v) the Company transfers all or substantially all of its assets as contemplated by Delaware corporate law on a consolidated basis to another corporation or entity which is a less than a 50% owned subsidiary of the Company.

         2. Changes in The Company's Capital Structure. (a) The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure of its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The number of shares of Common Stock subject to the Option, the Option Price and the securities issuable and other property payable upon exercise of the Option shall be subject to adjustment as provided in the Plan.

         3. Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided for in the Plan and in Section 1 hereof.

         4. Assignment. The Option may not be transferred or assigned in any manner by the Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic order, and shall be exercisable during the Optionee's lifetime only by the Optionee or an assignee pursuant to a qualified domestic order.

         5. Requirement of Law. If required at any time by the Committee, the Option may not be exercised until the Optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with Securities Act of 1933:

         The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         6. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate as follows:

         (a) SEVERANCE OF EMPLOYMENT. If the Optionee elects to terminate the Optionee's employment relationship with the Company and its Affiliates prior to four years from the Date of Grant for any reason other than death, retirement or disability under the then established rules of the Company, all unvested Options shall immediately terminate, be forfeited and not be exercisable. In addition, if the employment of the Optionee is terminated by the Company for any reason prior to four years from the Date of Grant, all unvested Options shall immediately terminate, be forfeited and not be exercisable. Notwithstanding the foregoing, severance of employment by the Company or by the Optionee for any reason shall not effect the exercisability or duration of any vested Options.

         (b) DEATH. If the Optionee dies prior to four years from the Date of Grant, the Options shall continue in effect until one day less than 10 years following the date of the Optionee's death. If the Optionee dies on or after four years from the Date of Grant, the Option shall continue in effect until one day less than 10 years after the date the Option became first exercisable. After the death of the Optionee, the Optionee's executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration to exercise it.

         (c) RETIREMENT. If the Optionee shall be retired in good standing from the employ of the Company under the then established rules of the Company, prior to four years from the Date of Grant, the Optionee shall vest in the number of unvested Options determined by multiplying the number of unvested Options granted to the Optionee by a fraction, the numerator of which is the Optionee's total whole years of service since the Options were granted and the denominator of which is four. With respect to these vested Options, the Options shall be exercisable until one day less than 10 years following the date of the Optionee's retirement. If the Optionee shall be retired in good standing from the employ of the Company under the then established rules of the Company on or after four years from the Date of Grant, such Options shall continue until one day less than 10 years after the date the Option became first exercisable.

         (d) DISABILITY. If the Optionee shall be severed from the employ of the Company for disability prior to four years from the Date of Grant, the Options shall be immediately be exercisable and continue in effect until one day less than 10 years following the date he severed from the employ of the Company for disability. If the Optionee shall be severed from the employ of the Company for disability on or after four years from the Date of Grant, the Options shall continue in effect until one day less than ten years after the date the Option became first exercisable.

         7. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

         8. No Rights as a Stockholder. The Optionee shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Optionee's exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Optionee's exercise of the Option.

         9. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         10. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive office at 515 Post Oak Blvd, Suite 600, Houston, Texas 77027, and any notice mailed to the Optionee shall be addressed to the Optionee's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

         11. Employment Obligation. The granting of the Option by the Company to the Optionee shall not impose upon the Company any obligation to employ or continue to employ the Optionee; and the right of the Company to terminate the employment of the Optionee with the Company shall not be diminished or affected by reason of the grant of the Option to the Optionee pursuant to this Agreement.

         12. Taxes and Governmental Charges. Optionee shall be responsible for the payment of all amounts required by any federal, foreign, national, provincial, state or local tax laws and regulations to be withheld from or paid by the Optionee with respect to the grant or exercise of an Option. Optionee agrees to promptly reimburse the Company for any of such taxes that the Company pays on behalf of the Optionee.

         13. Binding Effect. This Agreement shall, except as otherwise provided to the contrary in this Agreement or in the Plan, inure to the benefit of and bind the successors and assigns of the Company. This Agreement shall, except as otherwise provided to the contrary in this Agreement, inure to the benefit of and bind the heirs, executors, administrators and legal representatives of the Optionee.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.



                                       WEATHERFORD INTERNATIONAL, INC.



                                       By:
                                                  ------------------------------
                                                  Jon R. Nicholson
                                                  Senior Vice President
                                                  Human Resources



                                       Optionee:
                                                  ------------------------------
                                                  ((Optionee))
                                                  Social Security No.
                                                                     -----------